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[Graphic Omitted] IMPAX
                  LABORATORIES, INC.


COMPANY CONTACTS:                     INVESTOR RELATIONS CONTACTS:
IMPAX Laboratories, Inc.              Lippert/Heilshorn & Associates, Inc.
------------------------              ------------------------------------
Barry R. Edwards, CEO                 Kim Sutton Golodetz (kgolodetz@lhai.com)
(215) 933-0323 Ext. 4360              (212) 838-3777
Larry Hsu, Ph.D. President            Bruce Voss (bvoss@lhai.com)
(510) 476-2000 Ext. 1111              (310) 691-7100
Cornel C. Spiegler, CFO               www.lhai.com
(215) 289-2220 Ext. 1706              ------------
www.impaxlabs.com
-----------------

MARCH 10, 2005

                    IMPAX TO FILE 2004 10-K FILING EXTENSION

HAYWARD, Calif.--(BUSINESS WIRE)--March 14, 2005--IMPAX Laboratories, Inc. (Nasdaq:IPXL - News) today announced that it intends to file a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission (SEC) for its Form 10-K for the year 2004. The Company expects to be able to file the 10-K by the end of March, within the 15 day extension provided by the SEC. IMPAX will issue a press release to announce when it plans to release fourth quarter and year-end 2004 results and details regarding its related quarterly conference call.

The Company is filing for the extension to allow time to complete the year-end financial closing and audit, including reviewing necessary information from its strategic partner Teva for certain commercial products sold under its agreement with them. The restatements announced last quarter significantly increased the complexity and scope of the year-end audit process. The extension also is needed to allow additional time to complete the extensive Sarbanes-Oxley Section 404 internal controls requirements, necessary for the first time with this year's filing, and additional time for the Company to investigate and evaluate potential material weaknesses or potential significant deficiencies in connection with the internal control 404 evaluation.

IMPAX Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. IMPAX markets its generic products through its Global Pharmaceuticals division and intends to market its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company's Web site at: www.impaxlabs.com.


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"Safe Harbor" statement under the Private Securities Litigation Reform Act of
1995:
To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause Impax's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, Impax's ability to obtain sufficient capital to fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, Impax's ability to successfully develop and commercialize pharmaceutical products, Impax's reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in Impax's filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and Impax undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

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